Interpace Diagnostics Group Reports 2015 Financial Results and Recent Accomplishments
Company Files Form 10-k for Fiscal Year 2015
Increased Reimbursement and Payor Coverage Expected to Drive Revenue Growth in 2016

Parsippany, NJ, March 30, 2016-- Interpace Diagnostics Group (NASDAQ: IDXG) a company focused on developing and commercializing high value added molecular diagnostics tests for oncology, today provided a corporate update and reported financial results for the year-ended December 31, 2015. The Company generated net revenue of $9.4 million from continuing operations of its molecular diagnostics in 2015, as compared to $1.5 million in 2014. The loss from continuing operations totaled $31.1 million in 2015 versus $13.5 million in 2014. The principal reasons for the increase in net revenue and expenses in 2015 were the acquisition of the molecular diagnostic assets of Asuragen and RedPath in the third and fourth quarters of 2014, and the ramping up of related sales & marketing and R&D costs during 2015. In 2015 Interpace recorded significant one-time adjustments such as goodwill impairment, transaction adjustments and compensation expense associated with the accelerated vesting of equity related to the sale of the Company’s CSO business. Income from discontinued operations as a result of the CSO business sale, net of income taxes, was $19.7 million as compared to a loss of $2.6 million in 2014. Additionally, the Company’s net cash position was $8.3 million at the end of 2015. As in prior earnings releases, the Company has presented, in a non-GAAP basis table below, a reconciliation of Net Loss to Adjusted EBITDA for 2015 and 2014.

“Since we began transitioning our company to focus exclusively on developing and commercializing our own molecular diagnostics assays, Interpace has achieved several critical milestones,” said Jack Stover, Interim Chief Executive Officer. “We continue to build commercial momentum for our thyroid assays, ThyGenX and ThyraMIR, reflected by a 38 percent sequential increase in volumes during the fourth quarter. PancraGen, our test for pancreatic cysts, is making progress through increased peer reviewed evidence demonstrating its clinical utility, generating enhanced payor coverage and expanding the number of doctors and patients with access to PancraGen. Additionally, we announced last week that we are making significant progress in right sizing our operations. Our key goal in 2016 is to leverage our commercial expertise and capitalize on our strong clinical evidence and increased payor coverage to cost effectively drive diagnostic test volume and revenue.”

Recent Accomplishments

ThyGenX & ThyraMIR

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The Company entered into an agreement with America's Choice Provider Network (ACPN), a national provider network with over 1,700 payers, to provide coverage for ThyGenX®/ ThyraMIR™, combination assay that can improve the pre-operative diagnosis and surgical management of patients with indeterminate thyroid nodules.

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Novitas Solutions, Interpace’s regional Medicare Administrative Carrier (MAC) determined that ThyraMIR™ micro RNA (miRNA) Classifier for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay, is medically necessary for patients with fine needle aspiration (FNA) biopsies of the thyroid that are deemed indeterminate by cytology. As a result, ThyraMIR became accessible to more than 50 million covered Medicare patients nationwide effective immediately.  ThyGenX®, our assay for the diagnosis of thyroid cancer from thyroid nodules utilizing next generation sequencing is already covered by Medicare; therefore, the addition of coverage for ThyraMIR provides Medicare covered patients the benefits of the ThyGenX/ThyraMIR combination test.

PancraGen

•	Interpace also entered into an agreement with America's Choice Provider Network (ACPN), to provide coverage for PancraGen™.

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Published a clinical study in Diagnostic Pathology demonstrating that when PancraGen results indicated low risk of cancer, 55% of patients underwent surveillance instead of guideline-recommended surgery. Furthermore, when PancraGen results indicated high risk of cancer, 88% of patients underwent surgery instead of guideline-recommended surveillance and malignancy was present in 57%.

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Novitas Solutions issued a new local coverage determination (LCD) for PancraGen, which is non-conditional and improves the efficiency of the testing process for doctors and patients. The LCD covers approximately 55 million lives, bringing the total covered lives for PancraGen to nearly 68 million lives.

•	Novitas also assigned a new Molecular CPT code for PancraGen reflecting the comprehensive nature of the assay. The prior miscellaneous code created inefficiencies in the billing process.

Cost Controls

On March 23, 2016 Interpace announced the implementation of a broad-based program to maximize operating efficiencies and reduce costs as the Company focuses on improving cash flows and attaining profitability while completing the transition to a standalone molecular diagnostics business. The Company realigned the compensation structure, consolidated positions, eliminated programs and development plans that did not have near term benefits, and streamlined operating systems while reducing overhead. Annual savings as a result of this realignment are expected to be approximately $11.5 million.

“Considering the recent increased reimbursement and payor coverage achieved over the past several months, combined with the initiatives put into place to drive growth as well as reduce costs, I am confident that our company is well positioned for improved financial performance during 2016,” concluded Mr. Stover.

About Interpace Diagnostics Group, Inc.
Interpace Diagnostics is focused on developing and commercializing molecular diagnostic tests, leveraging the latest technology and personalized medicine for better patient diagnosis and management. The company currently has three commercialized molecular tests; PancraGen® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay and ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace Diagnostics mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to our future financial and operating performance. The company has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, our ability to adequately finance the business, the market's acceptance of our molecular diagnostic tests; our ability to secure additional business and generate higher profit margins through sales of our molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the company’s periodic filings with the Securities and Exchange Commission (SEC), including without limitation, the Annual Report on Form 10-K filed with the SEC on March 30, 2016. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Interpace Diagnostics Contacts:

Investor Relations:
Chris Dailey / Doug Sherk
EVC Group, Inc.
(646) 445-4800
cdailey@evcgroup.com

Media:
Dave Schemelia
EVC Group, Inc.
(646) 201-5431
dave@evcgroup.com

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, Interpace has provided certain non-GAAP financial measures to help evaluate the results of its performance. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company also believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results as a metric to measure cash flows of the ongoing business.

In this document, the Company discusses Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is defined as Net Loss, adjusted for (Income) Loss from discontinued operations, Taxes, Other Expense, Interest Expense, and certain nonrecurring adjustments, such as Loss on Extinguishment of Debt, Changes in Fair Value of Contingent Consideration, Goodwill and Asset Impairments, Depreciation and Amortization from Operations, Severance, Stock-Based Compensation Relating to Accelerated Vesting from the CSO Sale, and a Pre-acquisition receivable write-off. The table below includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.